Exhibit 31.2
CERTIFICATIONS UNDER SECTION 302

I, James C. Keeley, certify that:

1.	I have reviewed this report on Form 10-K/A of Primus Telecommunications Group, Incorporated; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

Dated: May 2, 2011	By:	/s/ James C. Keeley
Name: James C. Keeley
Title: Acting Chief Financial Officer and Treasurer
(Principal Financial Officer)